Broadcom Reports Fourth Quarter and Full Year 2012 Results
IRVINE, Calif. – January 29, 2013 –
— Record 2012 Net Revenue: $8.01 billion —
— Record 2012 Cash Flow from Operations: $1.93 billion —
— Raises Quarterly Cash Dividend by 10 Percent to $.11 Per Share —

Fourth Quarter 2012 Results	GAAP	Non-GAAP
Total net revenue	$2.08 billion
Diluted EPS	$.43	$.76
	($.04 better than First Call consensus)	($.03 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its fourth quarter and year ended December 31, 2012.

"Broadcom delivered record revenue in each of our three business groups and record cash flow from operations in 2012, reflecting our continued market share growth and strong economics." said Scott McGregor, Broadcom's President and Chief Executive Officer.  "Based upon these results, Broadcom's Board of Directors today announced a ten percent increase in our dividend, consistent with our commitment to enhancing shareholder value."
Net revenue for the fourth quarter of 2012 was $2.08 billion. This represents a decrease of 2.3% compared with the $2.13 billion reported for the third quarter of 2012 and an increase of 14.3% compared with the $1.82 billion reported for the fourth quarter of 2011. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2012 was $251 million, or $.43 per share (diluted), compared with GAAP net income of $220 million, or $.38 per share (diluted), for the third quarter of 2012 and GAAP net income of $254 million, or $.45 per share (diluted), for the fourth quarter of 2011.
Net revenue for the year ended December 31, 2012 was $8.01 billion. This represents an increase in net revenue of 8.4% from the $7.39 billion reported for the year ended December 31, 2011. Net income computed in accordance with GAAP for the year ended December 31, 2012 was $719 million, or $1.25 per share (diluted), compared with GAAP net income of $927 million, or $1.65 per share (diluted), for the year ended December 31, 2011.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended December 31, 2012 and 2011, three months ended September 30, 2012, and years ended December 31, 2012 and 2011, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”
Non-GAAP net income for the fourth quarter of 2012 was $462 million, or $.76 per share (diluted), compared with non-GAAP net income of $476 million, or $.79 per share (diluted), for the third quarter of 2012 and non-GAAP net income of $394 million, or $.68 per share diluted, for the fourth quarter of 2011. Non-GAAP net income for the year ended December 31, 2012 was $1.76 billion, or $2.92 per share (diluted), compared with non-GAAP net income of $1.69 billion, or $2.89 per share (diluted), for the year ended December 31, 2011.

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Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and 2012 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Thursday, February 28, 2013.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2012 will be included in Broadcom’s Annual Report on Form 10-K, to be filed with the SEC as soon as practicable.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income, (vi) weighted average shares outstanding (diluted) and (vii) diluted net income per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain stock option exercises. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain stock option exercises, non-recurring legal fees, and changes in contingent earn-out liabilities. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude settlement costs (gains), charitable contributions, restructuring costs (reversals), impairment of long-lived assets, gains on strategic investments, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three months ended December 31, 2012 and 2011, three months ended September 30, 2012, and years ended December 31, 2012 and 2011 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial

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information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the first quarter of 2013 (on both a GAAP and non-GAAP basis), and references to our continued dividend program. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may fail to adjust our operations in response to changes in demand.

•	Our stock price is highly volatile.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We are subject to order and shipment uncertainties.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We depend on third parties to fabricate, assemble and test our products.

•	We face risks associated with our acquisition strategy.

•	We are exposed to risks associated with our international operations.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to attract, retain or motivate key personnel.

•	Government regulation may adversely affect our business.

•	Our business is subject to potential tax liabilities.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

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Our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2012 when it is filed, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net revenue:
Product revenue	$2,028	$1,763	$7,793	$7,159
Income from Qualcomm Agreement	43	52	186	207
Licensing revenue	9	5	27	23
Total net revenue	2,080	1,820	8,006	7,389
Costs and expenses:
Cost of product revenue	1,025	894	4,027	3,626
Research and development	590	479	2,318	1,983
Selling, general and administrative	172	157	696	682
Amortization of purchased intangible assets	31	7	113	30
Impairments of long-lived assets	5	—	90	92
Restructuring costs (reversals), net	1	(1)	7	16
Settlement costs (gains), net	(7)	5	79	(18)
Charitable contribution	—	—	—	25
Total operating costs and expenses	1,817	1,541	7,330	6,436
Income from operations	263	279	676	953
Interest expense, net	(9)	(4)	(30)	(5)
Other income (expense), net	(4)	1	10	8
Income before income taxes	250	276	656	956
Provision for (benefit of) income taxes	(1)	22	(63)	29
Net income	$251	$254	$719	$927
Net income per share (basic)	$0.44	$0.47	$1.29	$1.72
Net income per share (diluted)	$0.43	$0.45	$1.25	$1.65
Weighted average shares (basic)	566	543	558	539
Weighted average shares (diluted)	581	561	576	563

Dividends per share	$0.10	$0.09	$0.40	$0.36

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cost of product revenue	$6	$5	$27	$24
Research and development	90	79	368	363
Selling, general and administrative	32	27	148	126

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating activities
Net income	$251	$254	$719	$927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39	29	134	108
Stock-based compensation expense:
Stock options and other awards	22	19	80	119
Restricted stock units	106	92	463	394
Acquisition-related items:
Amortization of purchased intangible assets	81	19	311	84
Impairments of long-lived assets	5	—	90	92
Non-cash settlement gains	(7)	—	(8)	(14)
Loss (gain) on strategic investments and other	1	(1)	(10)	(1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	124	139	(16)	154
Inventory	30	70	(5)	207
Prepaid expenses and other assets	—	5	(8)	(28)
Accounts payable	(53)	(102)	72	(201)
Deferred revenue and income	6	(5)	45	(33)
Accrued settlement costs	3	(10)	54	21
Other accrued and long-term liabilities	(15)	(27)	10	9
Net cash provided by operating activities	593	482	1,931	1,838
Investing activities
Net purchases of property and equipment	(55)	(22)	(244)	(163)
Net cash paid for acquired companies	—	—	(3,582)	(347)
Sales (purchases) of strategic investments	14	(2)	27	(2)
Purchases of marketable securities	(697)	(235)	(2,551)	(2,768)
Proceeds from sales and maturities of marketable securities	362	1,087	1,554	4,143
Net cash provided by (used in) investing activities	(376)	828	(4,796)	863
Financing activities
Issuance of long-term debt, net	—	494	492	494
Repurchases of Class A common stock	(32)	—	(33)	(670)
Dividends paid	(57)	(49)	(224)	(194)
Payment of assumed contingent consideration and debt	—	—	(57)	—
Proceeds from issuance of common stock	102	90	311	348
Minimum tax withholding paid on behalf of employees for restricted stock units	(29)	(32)	(153)	(155)
Net cash provided by (used in) financing activities	(16)	503	336	(177)
Increase (decrease) in cash and cash equivalents	201	1,813	(2,529)	2,524
Cash and cash equivalents at beginning of period	1,416	2,333	4,146	1,622
Cash and cash equivalents at end of period	$1,617	$4,146	$1,617	$4,146

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$1,617	$4,146
Short-term marketable securities	757	383
Accounts receivable, net	740	678
Inventory	527	421
Prepaid expenses and other current assets	140	124
Total current assets	3,781	5,752
Property and equipment, net	485	368
Long-term marketable securities	1,348	676
Goodwill	3,726	1,787
Purchased intangible assets, net	1,786	400
Other assets	82	57
Total assets	$11,208	$9,040

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$300	$—
Accounts payable	549	442
Wages and related benefits	241	175
Deferred revenue and income	22	21
Accrued liabilities	570	461
Total current liabilities	1,682	1,099
Long-term debt	1,393	1,196
Other long-term liabilities	294	224
Commitments and contingencies
Shareholders' equity	7,839	6,521
Total liabilities and shareholders’ equity	$11,208	$9,040

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	December 31, 2012	September 30, 2012	December 31, 2011
Cash and cash equivalents	$1,617	$1,416	$4,146
Short-term marketable securities	757	735	383
Long-term marketable securities	1,348	1,039	676
Total cash, cash equivalents and marketable securities	$3,722	$3,190	$5,205
Increase from prior period end	532
Decrease from prior year end	$(1,483)

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011

Product revenue	$2,028	$2,078	$1,763	$7,793	$7,159
GAAP cost of product revenue	1,025	1,063	894	4,027	3,626
GAAP product gross profit	$1,003	$1,015	$869	$3,766	$3,533
GAAP product gross margin	49.5%	48.8%	49.3%	48.3%	49.4%

GAAP cost of product revenue	$1,025	$1,063	$894	$4,027	$3,626
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(6)	(5)	(27)	(23)
Amortization of purchased intangible assets and step-up of acquired inventory	(50)	(62)	(17)	(270)	(78)
Non-GAAP cost of product revenue	$969	$995	$872	$3,730	$3,525

Product revenue	$2,028	$2,078	$1,763	$7,793	$7,159
Non-GAAP cost of product revenue	969	995	872	3,730	3,525
Non-GAAP product gross profit	$1,059	$1,083	$891	$4,063	$3,634
Non-GAAP product gross margin	52.2%	52.1%	50.5%	52.1%	50.8%

GAAP research and development and selling, general and administrative expense	$762	$774	$636	$3,014	$2,665
Adjustments:
Stock-based compensation and related payroll taxes	(124)	(126)	(109)	(526)	(498)
Non-recurring legal fees	—	—	—	—	(25)
Change in contingent earn-out liability	—	—	1	—	1
Total GAAP to Non-GAAP adjustments	(124)	(126)	(108)	(526)	(522)
Non-GAAP research and development and selling, general and administrative expense	$638	$648	$528	$2,488	$2,143

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011

GAAP net income	$251	$220	$254	$719	$927
Adjustments:
Stock-based compensation and related payroll taxes	130	132	114	553	521
Amortization of purchased intangible assets and step-up of acquired inventory	81	94	24	383	108
Impairment of long-lived assets	5	48	—	90	92
Settlement costs (gains)	(7)	(2)	5	79	(18)
Charitable contributions	—	—	—	—	25
Restructuring costs, net	1	2	(1)	7	16
Non-recurring legal fees	—	—	—	—	25
Change in contingent earn-out liability	—	—	(1)	—	(1)
Other income, net	—	(6)	(1)	(9)	(1)
Certain income tax expense (benefit)	1	(12)	—	(62)	—
Total GAAP to Non-GAAP adjustments	211	256	140	1,041	767
Non-GAAP net income	$462	$476	$394	$1,760	$1,694

Shares used in calculation - diluted (GAAP)	581	579	561	576	563
Non-GAAP adjustment *	24	26	20	26	23
Shares used in calculation - diluted (Non-GAAP)	605	605	581	602	586

GAAP diluted net income per share	$0.43	$0.38	$0.45	$1.25	$1.65
Non-GAAP diluted net income per share	$0.76	$0.79	$0.68	$2.92	$2.89

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2013

Three Months Ending
March 31, 2013
Total net revenue	~$1.90 billion plus or minus 4%
Product gross margin (GAAP)	Flat to down 50 basis points from Q4'12
Product gross margin (Non-GAAP)	Flat to down 50 basis points from Q4'12
Research & development and selling, general, and administrative expenses (GAAP)	Up ~$35 million to ~$50 million from Q4’12
Research & development and selling, general, and administrative expenses (Non-GAAP)	Up ~$25 million to ~$40 million from Q4’12

Broadcom has based the preceding guidance for the three months ending March 31, 2013 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of January 29, 2013. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2012 when it is filed. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	Chris Zegarelli
Vice President, Corporate Communications	Senior Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

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